EXHIBIT 99.1

For Immediate Release

Contact:                                        Willing L. Biddle, CEO or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc. Reports Fourth Quarter
and Fiscal 2015 Operating Results

Greenwich, Connecticut, December 18, 2015 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today announced its fourth quarter and full year financial results for the fiscal year ended October 31, 2015.  The company also announced an increase in the quarterly dividend rate on its Common and Class A Common stock.

Diluted funds from operations ("FFO") for the quarter ended October 31, 2015 amounted to $9,678,000 or $0.28 per Class A Common share and $0.25 per Common share compared with $8,049,000 or $0.26 per Class A Common share and $0.23 per Common share in last year's fourth quarter. For the year ended October 31, 2015, diluted FFO amounted to $38,056,000 or $1.12 per Class A Common share and $0.99 per Common share compared with $33,032,000 or $1.06 per Class A Common share and $0.95 per Common share in fiscal 2014. The FFO amounts above include significant non-recurring items in fiscal 2015 and 2014.  In an effort to assist investors in analyzing changes to FFO, we have included a second FFO reconciliation table at the end of this report which explains the effect of these non-recurring items on the company's diluted FFO.  After removing these non-recurring items our adjusted diluted FFO for the three month period ended October 31, 2015 was $9,726,000 or $0.29 per diluted Class A Common share and $0.25 per diluted Common share compared with $10,109,000 or $0.32 per diluted Class A Common share and $0.29 per diluted Common share in last year's fourth quarter.  Our adjusted (recurring) FFO for the year ended October 31, 2015 was $40,392,000 or $1.19 per diluted Class A Common share and $1.05 per diluted Common share compared with $35,568,000 or $1.15 per diluted Class A Common share and $1.02 per diluted Common share in fiscal 2014.

Net income applicable to Class A Common and Common stockholders for the quarter ended October 31, 2015 amounted to $23,995,000 or $0.70 per diluted Class A Common share and $0.62 per diluted Common share compared with $27,019,000 or $0.87 per diluted Class A Common share and $0.77 per diluted Common share in last year's fourth quarter.  For the year ended October 31, 2015, net income applicable to Class A Common and Common stockholders was $34,659,000 or $1.02 per diluted Class A Common share and $0.90 per diluted Common share compared to $49,469,000 or $1.59 per diluted Class A Common share and $1.42 per diluted Common share in fiscal 2014.

The per share amounts for net income in fiscal 2015 reflect the sale of the company's Meriden, CT property from which it realized a gain on sale of properties in the amount of $20.0 million.  The per share amounts for  net income in fiscal 2014 reflect the sale of the company's Springfield, MA property from which it realized a gain on sale of property in the amount of $24.3 million and the sale of the company's two non-core properties from which it realized a gain on sale of properties in the amount of $12.5 million.  In addition, the per share amounts for both FFO and net income in fiscal 2015 and 2014 include one-time property acquisition costs of $2.1 million and $666,000, respectively.  The acquisition costs of $2.1 million in fiscal 2015 were incurred primarily from the company's purchase of four retail properties in New Jersey in December 2014 for $124.6 million (exclusive of the acquisition related expenses).  In addition, the per share amounts for both FFO and net income include the dilutive effect of the issuance of 3 million shares of a new Series G preferred stock and 2.875 million shares of Class A Common stock in follow-on public offerings.  The Series G preferred stock was issued in October and early November 2014 and the Class A Common stock was issued in early November 2014.  The preferred stock offering raised $72.6 million of which $61.5 million was used to redeem the company's Series D preferred stock on November 21, 2014.  The balance of the Series G preferred stock proceeds, along with $59.8 million of proceeds raised in the Class A Common stock offering, was used to fund a portion of the $124.6 million purchase price of the four New Jersey retail properties.  As a result of issuing the Series G preferred stock a month before the Series D could be redeemed, the company incurred $268,000 in preferred stock dividends in fiscal 2015 that will not be recurring.

At October 31, 2015, the company's consolidated core properties were 95.8% leased (versus 94.8% at the end of fiscal 2014) and 95.0% occupied (versus 94.2% at the end of fiscal 2014).  The above percentages exclude the company's unconsolidated joint ventures and the company's White Plains property.  In November 2014, the company obtained a zoning change from the City of White Plains to convert this property to a higher and better use and the company is in contract to sell the property.  The company is maintaining vacancies at this property to conform to certain closing conditions of the sale.  At October 31, 2015, the company had equity interests in seven unconsolidated joint ventures (745,000 square feet), which were approximately 98.1% leased (97.7% at October 31, 2014).

Commenting on the quarter's operating results, Willing L. Biddle, President and CEO of UBP, said "We continue to have strong operating results, despite the company having largely vacated our Westchester Pavilion property in order to ready it for sale.  We hope to soon complete this sale, enabling us to redeploy the proceeds into grocery anchored shopping centers in our core marketplace, which we expect will further improve our operating results.  On the leasing front, the leased rate of our core and joint venture portfolios continues to strengthen and there is strong tenant interest in a large portion of our remaining vacancies.  Our improving lease rate continues to have a direct effect on our earnings and FFO.  We continue to focus on growing our portfolio of quality properties located in the suburbs surrounding New York City.  In fiscal 2015 we were able to acquire six grocery or pharmacy anchored shopping centers in our core marketplace.  In addition to four centers in northern New Jersey that we purchased in our first quarter, we acquired two additional properties in our third and fourth quarters.  One property, which we acquired for $4 million, is a 7,000 square foot property located in Fort Lee, NJ net leased to HMART, a NY area Korean supermarket chain.  The other property, which we acquired for $10 million, is a 26,000 square foot shopping center located close to the Harrison, NY Metro North train station.  The Harrison property's anchor tenant at the time of our acquisition was A&P which was in bankruptcy.  Since our acquisition, Key Food Stores purchased A&P's lease as expected and we are now actively working with Key Food on a coordinated renovation of the property and its new store."

Mr. Biddle continued, "The A&P bankruptcy in July has been a major focus of ours in the past few months.  UBP had eight A&P leases in its portfolio at the time of their bankruptcy and nine leases after the purchase of the Harrison shopping center.   Of the nine A&P leases, five have been acquired directly from A&P by either ACME or Key Food.  Of the remaining four locations, UBP was the successful bidder in a bankruptcy court lease auction for two locations. Our goal was to recapture below market leases with store fixtures so that we could potentially rent them to other supermarket operators at higher rents.  We are actively marketing for lease both stores that we acquired and the two stores that remain in A&P's possession.  In connection with ACME's purchase of A&P's location in Eastchester, NY, we were able to negotiate a rent increase in exchange for providing the tenant future options to extend the lease.  While we expect UBP will potentially receive rent increases in some locations and potentially need to offer rent concessions in other locations, we believe the overall outcome of the A&P bankruptcy will be a net positive for UBP and will result in an increase in net income and an improvement in the quality of the supermarket anchor in the affected centers leading to improved customer counts at those centers.  One negative of the A&P bankruptcy for the company was that we were forced to write off about $313,000 in billed rents for two of the A&P leases in our portfolio that were not assumed by new operators.  This was the main factor for the increase in our provision for tenant credit losses in fiscal 2015 when compared with fiscal 2014.

On the dispositions front, we completed the sale of our Townline Square shopping center in Meriden, CT in the fourth quarter of fiscal 2015.  The sale of Townline Square achieves the objective we set approximately two years ago to divest certain properties that were located outside of the New York Metro area.  Over the past two years, we have sold our warehouse properties in Dallas and St. Louis, our shopping center in Springfield, MA and now our shopping center in Meriden, CT.  The proceeds have been used to buy shopping centers in Pompton Lakes, Wyckoff, Kinnelon, Midland Park, and Ft. Lee, NJ, Greenwich, CT and Harrison, NY and also to reduce debt.  We now have a portfolio almost exclusively located in the suburbs around New York City with an occupancy rate of 96% and a leverage level that continues to be among the lowest in the REIT industry.  In addition, in the fourth quarter the company acted on its board approved stock repurchase program  and repurchased 188,753 shares of the company's Class A Common stock at an average price of $17.79 per share.  We felt that price was a large discount to what we believe to be the fair value of the stock and the purchase represented a 6.7% return on our 2015 recurring FFO per share."

UBP Announces an Increase in Dividends to its Shareholders for the Twenty-Second Consecutive Year

At their regular December meeting, the company's Directors approved an increase in the quarterly dividend rate on shares of the company's Class A Common stock and Common stock.  The quarterly dividend rate declared for Class A Common stock was increased to $0.26 per share and the quarterly dividend rate declared for Common stock was increased to $0.23 per Common share, which represents an annualized increase of $0.02 per share for the both classes of common stock.  The $0.02 dividend increase on both the Class A Common stock and Common stock represents the twenty-second consecutive year that the company has increased total dividends to its shareholders.  The Class A Common and Common dividends are payable January 15, 2016 to stockholders of record on January 5, 2016.

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 74 properties containing approximately 4.9 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 183 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 22 consecutive years.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the company.  The company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The company defines FFO as net income computed in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with U.S. GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.  The company also has presented an alternative table of reconciliation between Net Income Available to Common and Class A Common Stockholders to FFO, removing the effects of preferred stock redemption costs, excess preferred stock dividends and property acquisition costs from both fiscal 2014 and fiscal 2015 operating results.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

 (Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Fiscal Year and Fourth quarter 2015 results
 (in thousands, except per share data)

	Fiscal Year Ended		Three Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)	(Unaudited)
Revenues
Base rents	$83,885	$75,099	$20,657	$19,391
Recoveries from tenants	28,703	24,947	6,027	6,169
Lease termination income	472	183	325	-
Other income	2,252	2,099	928	666
Total Revenues	115,312	102,328	27,937	26,226

Expenses
Property operating	21,267	18,926	4,844	4,213
Property taxes	18,224	16,997	4,557	4,225
Depreciation and amortization	22,435	19,249	5,601	5,053
General and administrative	8,576	8,016	2,083	1,942
Provision for tenant credit losses	1,271	917	533	323
Acquisition costs	2,068	666	48	190
Directors' fees and expenses	330	314	69	71
Total Operating Expenses	74,171	65,085	17,735	16,017
Operating Income	41,141	37,243	10,202	10,209
Non-Operating Income (Expense):
Interest expense	(13,475)	(10,235)	(3,364)	(2,624)
Gain on sale of properties	20,377	24,345	20,377	24,345
Equity in net income from unconsolidated joint ventures	1,941	1,604	527	508
Interest, dividends and other investment income	228	134	43	56
Income from Continuing Operations Before Discontinued Operations	50,212	53,091	27,785	32,494
Discontinued Operations:
Income from discontinued operations	-	141	-	-
Gain on sale of properties	-	12,526	-	-
Income from discontinued operations	-	12,667	-	-
Net Income	50,212	65,758	27,785	32,494
Noncontrolling interests:
Net income attributable to noncontrolling interests	(948)	(607)	(220)	(152)
Net income attributable to Urstadt Biddle Properties Inc.	49,264	65,151	27,565	32,342
Preferred stock dividends	(14,605)	(13,812)	(3,570)	(3,453)
Redemption of preferred stock	-	(1,870)	-	(1,870)
Net Income Applicable to Common and Class A Common Stockholders	$34,659	$49,469	$23,995	$27,019

Diluted Earnings Per Share:
Per Common Share:
Income from continuing operations	$0.90	$1.06	$0.62	$0.77
Income from discontinued operations	$-	$0.36	$-	$-
Net Income Applicable to Common Stockholders	$0.90	$1.42	$0.62	$0.77

Per Class A Common Share:
Income from continuing operations	$1.02	$1.19	$0.70	$0.87
Income from discontinued operations	$-	$0.40	$-	$-
Net Income Applicable to Class A Common Stockholders	$1.02	$1.59	$0.70	$0.87

Weighted Average Number of Diluted Shares Outstanding:
Common and Common Equivalent	8,728	8,536	8,807	8,650
Class A Common and Class A Common Equivalent	26,332	23,427	26,284	23,472

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Fiscal Year and Fourth quarter Ended 2015 Results
 (in thousands, except per share data)

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Funds From Operations:	Fiscal Year Ended October 31,		Three Months Ended October 31,
	2015	2014	2015	2014

Net Income Applicable to Common and Class A Common Stockholders	$34,659	$49,469	$23,995	$27,019

Real property depreciation	18,750	15,361	4,653	3,950
Amortization of tenant improvements and allowances	3,161	3,298	811	968
Amortization of deferred leasing costs	449	520	117	118
Depreciation and amortization on unconsolidated joint ventures	1,414	1,255	356	340
(Gain) on sale of property	(20,377)	(36,871)	(20,254)	(24,346)
Funds from Operations Applicable to Common and Class A Common Stockholders	$38,056	$33,032	$9,678	$8,049

Funds from Operations (Diluted) Per Share:
Common	$0.99	$0.95	$0.25	$0.23
Class A Common	$1.12	$1.06	$0.28	$0.26

The following table reconciles the company's net income available to Common and Class A Common Stockholders to Funds From Operations for the three months and fiscal year ended October 31, 2015 and 2014 after removing the excess preferred stock dividends, preferred stock redemption charges and property acquisition costs. (See Note 1).

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Recurring Funds From Operations:	Fiscal Year Ended October 31,		Three Months Ended October 31,
	2015	2014	2015	2014

Net Income Applicable to Common and Class A Common Stockholders	$34,659	$49,469	$23,995	$27,019
Add: Redemption of preferred stock charges	-	1,870	-	1,870
Add: Excess preferred stock dividends (Note 1)	268	-	-	-
Add: Property Acquisition Costs	2,068	666	48	190
Net Income Applicable to Common and Class A Common Stockholders	$36,995	52,005	$24,043	29,079

Real property depreciation	18,750	15,361	4,653	3,950
Amortization of tenant improvements and allowances	3,161	3,298	811	968
Amortization of deferred leasing costs	449	520	117	118
Depreciation and amortization on unconsolidated joint ventures	1,414	1,255	356	340
(Gain) on sale of property	(20,377)	(36,871)	(20,254)	(24.346)
Funds from Operations Applicable to Common and Class A Common Stockholders	$40,392	$35,568	$9,726	$10,109

Funds from Operations (Diluted) Per Share:
Common	$1.05	$1.02	$.25	$0.29
Class A Common	$1.19	$1.15	$.29	$0.32

Note 1 – The Company sold preferred stock in October and November of 2014 for the principal purpose of redeeming its Series D preferred stock.  The Company redeemed the Series D on November 21, 2014.  The Company incurred excess preferred stock dividends of $268,000 in the first quarter of fiscal 2015 as a result of having the new series of preferred stock outstanding prior to being able to redeem the series D preferred stock.

Urstadt Biddle Properties Inc.
Balance Sheet Highlights
(in thousands)

	October 31,	October 31,
	2015	2014
	(Unaudited)
Assets
Cash and Cash Equivalents	$6,623	$73,029

Real Estate investments before accumulated depreciation	$941,690	$830,304

Investments in and advances to unconsolidated joint ventures	$39,305	$39,213

Total Assets	$861,075	$819,005

Liabilities
Revolving credit lines	$22,750	$15,550

Unsecured term loan	$-	$25,000

Mortgage notes payable and other loans	$260,457	$205,147

Total Liabilities	$304,342	$325,098

Redeemable Noncontrolling Interests	$15,955	$18,864

Preferred Stock	$204,375	$199,375

Total Stockholders' Equity	$540,778	$475,043